EXHIBIT 15.1
August 4, 2009
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re:	The Goldman Sachs Group, Inc.
Registration Statements on Form S-8
(No. 333-80839)
(No. 333-42068)
(No. 333-106430)
(No. 333-120802)

Registration Statements on Form S-3
(No. 333-49958)
(No. 333-74006)
(No. 333-101093)
(No. 333-110371)
(No. 333-112367)
(No. 333-122977)
(No. 333-128461)
(No. 333-130074)
(No. 333-154173)
(No. 333-159143)
Commissioners:
          We are aware that our report dated August 4, 2009 on our review of the condensed consolidated statement of financial condition of The Goldman Sachs Group, Inc. and subsidiaries (the Company) as of June 26, 2009, the related condensed consolidated statements of earnings for the three and six months ended June 26, 2009 and May 30, 2008, the condensed consolidated statement of changes in shareholders’ equity for the six months ended June 26, 2009, the condensed consolidated statements of cash flows for the six months ended June 26, 2009 and May 30, 2008, and the condensed consolidated statements of comprehensive income for the three and six months ended June 26, 2009 and May 30, 2008 included in the Company’s quarterly report on Form 10-Q for the quarter ended June 26, 2009 is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933, such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of that Act.
Very truly yours,
/s/ PricewaterhouseCoopers, LLP